UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 9, 2022

OCEANFIRST FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
110 West Front Street, Red Bank, New Jersey 07701
(Address of principal executive offices, including zip code)
(732)240-4500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange in which registered
Common stock, $0.01 par value per share	OCFC	NASDAQ
Depositary Shares (each representing a 1/40th interest in a share of 7.0% Series A Non-Cumulative, perpetual preferred stock)	OCFCP	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 9, 2022, the Board of Directors of OceanFirst Financial Corp. (the “Company”) appointed current Executive Vice President and Chief Financial Officer Michael J. Fitzpatrick as Acting Principal Accounting Officer. This appointment has been made in connection with the temporary leave of current Principal Accounting Officer Angela K. Ho. Ms. Ho will be re-appointed Principal Accounting Officer upon her return.

Mr. Fitzpatrick, age 66, has been Executive Vice President and Chief Financial Officer of the Company since 1995. He has also been Executive Vice President and Chief Financial Officer of the Company’s subsidiary, OceanFirst Bank N.A. (the “Bank”) since joining the Bank in 1992.

A description of the compensatory and other arrangements between the Company, the Bank and Mr. Fitzpatrick can be found in the Company’s Proxy Statement for its 2021 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 20, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

Dated:	February 9, 2022	/s/ Steven J. Tsimbinos
Steven J. Tsimbinos
Executive Vice President, General Counsel, and Corporate Secretary